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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES
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                                 SUBSIDIARIES


                      *    SDI Operating Partners, L.P.;
                           Organized in the State of Delaware

                      *    J.N. Fauver (Canada) Limited;
                           Incorporated in the Province of Ontario

                      *    A & H Holding Company, Inc.;
                           Incorporated in the State of Michigan

                      *    A & H Bolt & Nut Company Limited;
                           Incorporated in the Province of Nova Scotia

                      *    The Fastener Centre, Inc.;
                           Incorporated in the State of Michigan

                      *    Hydra Power de Mexico;
                           Incorporated in Bravos Judicial District,
                           Juarez, Chihuahua, Mexico

                      *    Simco de Mexico;
                           Incorporated in Ciudad de Mexico, Mexico

                      *    STM Systems de Mexico;
                           Incorporated in Chihuahua, Mexico